NOTICE OF ANNUAL MEETING AND PROXY STATEMENT





                        {PCD LOGO APPEARS HERE}










Dear Stockholder:

   You are invited to attend the 1998 annual meeting of stockholders of PCD Inc. This year the annual meeting will be held at PCD's headquarters, 2 Technology Drive, Centennial Park,
Peabody, MA 01960-7977, on Friday, June 5, 1998, at 10:00 a.m.,
local time.

   The attached notice and proxy statement describe the business to be conducted at the meeting, including the election of two directors. Nominees for three-year terms on our Board are Mr. C. Wayne Griffith and Mr. John E. Stuart. We are also seeking stockholder approval for the 1998 Employee Stock Purchase Plan.

   Please carefully read the descriptions included in the Proxy
Statement before completing, signing and returning the accompanying proxy in the postage paid envelope provided for that purpose.

   Thank you for your prompt attention to these important matters.




                                        Very truly yours,

                                        /s/ John L. Dwight, Jr.

                                        John L. Dwight, Jr.
                                        Chairman of the Board

                          {PCD LOGO APPEARS HERE}




             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON JUNE 5, 1998


TO THE STOCKHOLDERS OF
PCD INC. :


   Notice is hereby given that the annual meeting of the stockholders of PCD Inc., a Massachusetts corporation, will be held at PCD's Headquarters, 2 Technology Drive, Centennial Park, Peabody, MA 01960-7977, on Friday, June 5, 1998, at 10:00 a.m.,
local time, for the purpose of considering and acting upon the following:

   1. The election of two members of the Board of Directors for a three-year term.

   2.   The approval of the Company's 1998 Employee Stock
        Purchase Plan covering 80,000 shares of the Company's
        Common Stock, as described in the Proxy Statement.

   3. Such other matters that may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on April 7, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.


                               By order of the Board of Directors
                               PCD Inc.

                               /s/ John L. Dwight, Jr.

                               John L. Dwight, Jr.
                               Chairman of the Board


Peabody, Massachusetts
May 4, 1998

                             PCD Inc.
                        2 Technology Drive
                          Centennial Park
                      Peabody, MA 01960-7977

                         ---------------
                         PROXY STATEMENT
                         ---------------

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD JUNE 5,
1998

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PCD Inc. (the "Company"). Such proxies will be voted at the annual meeting of stockholders of the Company to be held on Friday, June 5, 1998, and any adjournments or postponements thereof (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders dated May 4, 1998. The address of the Company's principal executive office is 2 Technology Drive, Centennial Park, Peabody, MA 01960-7977. The approximate date on which this Proxy Statement and the enclosed form of proxy are first sent or given to stockholders is May 4, 1998. Stockholders of record at the close of business on April 7, 1998 (the record date) are entitled to notice of and to vote at said meeting and any adjournments or postponements thereof, each share being entitled to one vote.

   On April 7, 1998 the Company had 6,050,682 outstanding shares of Common Stock, $0.01 par value, constituting the only class of voting securities of the Company. A majority of the shares entitled to vote and either present in person or represented by a properly signed and returned proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted as present for purposes of determining the existence of a quorum, have no effect on the outcome of the election of directors and have the effect of a vote against the approval of the Company's 1998 Employee Stock Purchase Plan.

   Under the rules of the National Association of Securities Dealers (NASD) that govern brokers using the Nasdaq National Market (Nasdaq), brokers who hold shares in street name generally do not have the authority to vote on any items unless they have received instructions from beneficial owners. If the broker is also a member of a national securities exchange, however, NASD rules permit the broker to vote shares held in street name in accordance with the rules of the exchange. Under the rules of the New York Stock Exchange, a broker who does not receive instructions is entitled to vote on the election of directors and to approve the Company's 1998 Employee Stock Purchase Plan.

   When a broker is not entitled to vote with respect to a certain proposal, this results in what is known as a broker "non-vote" on such proposal. In the event of a broker non-vote with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purpose of determining the existence of a quorum, but the shares covered by the broker non-vote will not be considered voted as to that proposal. Accordingly, a broker non-vote will have no effect on the outcome of the election of directors and will have no effect on the approval of the Company's 1998 Employee Stock Purchase Plan (other than to reduce the number of affirmative votes required to achieve a majority for such approval by reducing the total number of shares from which the majority is calculated).

   With regard to the election of directors, under Massachusetts law and the Company's By-laws, each nominee for election as a director shall be elected if he or she receives the affirmative vote of a plurality of the votes cast by stockholders entitled to vote and either present in person or represented by proxy at the Annual Meeting. Votes may be cast in favor of or withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders are not entitled to cumulative voting in the election of directors.

   Any proxy given pursuant to this solicitation may be revoked in writing by the person giving it at any time before it is exercised. Under the laws of the Commonwealth of Massachusetts, attendance at the annual meeting by a stockholder who has given a proxy does not have the effect of revoking such proxy unless the stockholder files at any time prior to the voting of the proxy a written notice of revocation with the corporate Clerk at the Company's principal executive offices set forth above or at the annual meeting, including but not limited to the timely filing of a duly executed proxy bearing a later date or the voting of the shares subject to the proxy by written ballot cast at the annual meeting. All shares represented by valid proxies received by the Board of Directors pursuant to this solicitation in time to be voted and not revoked will be voted. If the proxy indicates a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction made therein. Except as otherwise set forth above with respect to brokers, if no direction is made, the shares will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

                     I. ELECTION OF DIRECTORS

NOMINEE AND CONTINUING DIRECTORS

   The Company's By-laws provide that the number of directors shall not be less than the minimum number of individuals permitted by law and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the By-laws, the Board of Directors has fixed the number of directors at five. The Board is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected at the Annual Meeting, to hold office, subject to the By-laws, until the Annual Meeting of stockholders in 2001 or until his respective successor has been elected and qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the annual meeting is set forth below. Should the nominee be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person as the Board of Directors of the Company may recommend.

Nominee, Age, Principal Occupation                                Served as
or Position, Other Directorships                                Director Since
----------------------------------                              --------------

TO CONTINUE IN OFFICE UNTIL 2001
  C. Wayne Griffith, 64..........................................   1980
  Senior Executive Vice President, Kessler Financial Services

  John E. Stuart, 56.............................................    *
  Director of Marketing and Communications, Europay International

TO CONTINUE IN OFFICE UNTIL 2000
  Harold F. Faught, 73...........................................   1983
  Consultant

TO CONTINUE IN OFFICE UNTIL 1999
  John L. Dwight, Jr., 53 .......................................   1980
  Chairman, Chief Executive Officer and President of the Company

  Theodore C. York, 55 ..........................................   1994
  President, Highland Group

 * Mr. Stuart is being nominated for the first time.

   Mr. Griffith has served as a director of the Company since 1980. Mr. Griffith is Senior Executive Vice President of Kessler Financial Services and has held that position since 1994. Previously, he held the positions of Chairman, Chief Executive Officer and President of Digitec, Inc. and Chairman, Chief Executive Officer and President of Xylogics, Inc. Mr. Stuart is Director of Marketing and Communications and has served on the Executive Committee of Europay International since 1997. From 1995 to 1997, Mr. Stuart was Senior Vice President - Business Development for Rural/Metro Corporation. Previously, Mr. Stuart was with American Express for 15 years in the Europe/Middle East/Africa (EMEA) Region where he served as General Manager of Northern Europe, President and General Manager of the United Kingdom and Ireland, and as Senior Vice President of Marketing for EMEA region.

   Mr. Faught has served as a director of the Company since 1983. From 1973 to 1993, when he retired, Mr. Faught served as an officer, most recently Senior Vice President -- Technology, of Emerson Electric Co. Since retiring, he has served Emerson in a consulting capacity.

   Mr. Dwight has served as Chairman of the Board, Chief Executive Officer, President and a director of the Company since November 1980, when Mr. Dwight purchased a controlling interest in PCD. Mr. Dwight was previously Vice President -- International of Burndy Company, an electronic connector manufacturer. Mr. Dwight has 25 years of management and operating experience in the connector industry.

   Mr. York has served as a director of the Company since 1994. Mr. York has been President of the Highland Group, a consulting firm, since February 1997. From 1995 through February 1997, Mr. York was President of Saber Equipment Corporation, a petrochemical equipment company On February 14, 1997, Saber Equipment Corporation filed a Chapter 11 bankruptcy petition, which, at Saber's request, was converted into a Chapter 7 bankruptcy proceeding on February 24, 1997. A trustee has been appointed by the bankruptcy court, and the sale of Saber's assets concluded in July 1997. From 1984 to 1994, Mr. York was President of Burndy Corporation. From 1992 to 1994, he was also Executive Vice President of Framatome Connectors International, a manufacturer of electrical and electronic connectors and tools. He is currently a director of Robroy Industries, Inc.

   Although the Board of Directors does not contemplate that the nominees for election as directors will be unable to serve, in the event that a vacancy in the original slate of nominees is occasioned by death or other unexpected occurrence, shares of stock represented by proxies (except proxies marked to the contrary) shall be voted for the election of such other nominee as may be designated by the Board of Directors.


THE BOARD OF DIRECTORS AND COMMITTEES

   There were seven meetings of the Board of Directors during 1997. All of the members of the Board of Directors attended at least 75% of the meetings of the Board and the committees on which they served. Directors who are employees of the Company do not receive any compensation for service as director. Each non-employee director is currently paid $750 for each Board meeting attended plus an annual retainer fee in the amount of $5,000.
For 1997, each director, other than Mr. Dwight, received a total of $7,500 for his services.

   The 1996 Eligible Directors Stock Plan of the Company (the "Directors Stock Plan") was approved by the Board of Directors on January 30, 1996 and thereafter by the Company's stockholders. Under the Directors Stock Plan, commencing with the 1997 annual meeting of stockholders, each director who is not an officer or employee of the Company or any subsidiary of the Company (an "Outside Director") who has not previously been granted an option to purchase shares of Common Stock will be granted, on the thirtieth day after such meeting or any subsequent annual meeting of stockholders, an option to purchase 3,000 shares of Common stock at an exercise price equal to the fair market value on the date of grant. In addition, on the thirtieth day after re-election, commencing with the 1997 annual meeting of stockholders, each Outside Director will be granted an option at each annual meeting of the stockholders to purchase 1,500 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. A total of 36,000 shares of Common Stock are available for awards under the Directors Stock Plan. Each option granted under the Directors Stock Plan vests six months after, and expires 10 years from, the date of grant of such option. No options may be granted under the Directors Stock Plan after January 29, 2006.

   The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The members of the Audit committee will be Mr. Stuart, upon his election, and Mr. York. The Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation for executive officers of the Company and administers various compensation and benefit plans, including the 1992 Stock Option Plan and the 1996 Stock Plan. The members of the Company's Compensation Committee are Mr. Faught and Mr. Griffith.

   None of the members of the Audit Committee or the Compensation
Committee is a past or current officer or employee of the Company. The Board of Directors does not maintain a nominating committee or a committee performing similar functions.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Company's Compensation Committee are Mr. Faught and Mr. Griffith. Except for Mr. Dwight, the Company's Chairman of the Board, Chief Executive Officer and President, no officer or employee of the Company has participated in deliberations of the Board of Directors concerning executive officer compensation. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

             REPORT OF THE COMPENSATION COMMITTEE

INTRODUCTION

   The following report is provided by the Compensation Committee of the Board of Directors. The Committee supervises the Company's Executive Compensation Program (the "Program") and is directly responsible for compensation actions affecting the Chairman, President and Chief Executive Officer (the "Chief Executive Officer"), other executive officers and other senior executives of the Company. The Committee, which consists entirely of non-employee directors, met one time in 1997.

EXECUTIVE COMPENSATION PHILOSOPHY

   The Program is designed and administered to relate executive compensation to four basic objectives:

   COMPETITIVE POSITION: The Program is designed to pay competitive compensation so the Company can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the Committee frequently utilizes information about compensation levels of other companies, including information provided by qualified independent surveys.

   COMPANY PERFORMANCE: The Program is designed to reflect the overall performance of the Company, with appropriate consideration of conditions that exist in the industry. In determining compensation levels and compensation changes, the Committee considers the Company's overall performance in meeting both short-term and long-term objectives. The Committee considers achievement of operating objectives in areas such as sales, earnings, entered orders and cash management, as well as progress toward long-term strategic objectives.

   STOCKHOLDER RETURN: The Program has been designed to establish a direct link between the interests of the Company's executives and its stockholders by allocating a portion of senior management compensation to stock option plans.

   INDIVIDUAL PERFORMANCE: In addition to the above factors, the Committee considers the executive's individual performance and contributions to the Company's results in determining appropriate compensation levels.


THE EXECUTIVE COMPENSATION PROGRAM

   Three general components of executive compensation are used to achieve the principles set forth above: base salary, a management incentive plan and a long-term incentive plan. PCD's Chief Executive Officer, Mr. Dwight, is evaluated and his compensation administered in the same general fashion as the other executive officers.

   BASE SALARY: The base salary of each executive is reviewed annually by the Committee. Salary changes reflect the overall performance of the Company, pay competitiveness and the individual's performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and approximately 70% for the other executive officers. 1997 base salaries for the Chief Executive Officer and the other executive officers are shown in the summary compensation table. Effective January 1, 1998, Mr. Dwight's annual base salary was increased 8% to $220,393. In setting Mr. Dwight's base salary, the committee took into account his leadership and direct contributions to the Company which resulted in the Company's strong financial performance for the year ended 1997.

   ANNUAL MANAGEMENT INCENTIVE PLAN: The Company's Chief Executive Officer and other executive officers are eligible for annual cash bonuses. Payments of bonuses are based upon achievement of specified financial objectives determined by the Board of Directors at the beginning of each year. Financial objectives are based on the Company's budget and results of operations. Mr. Dwight's bonus was determined by comparing PCD's financial results to the financial goals described above. Mr. Dwight was awarded a cash bonus of $80,000, which was 39.2% of his base salary for 1997.

   LONG-TERM INCENTIVE PLAN: To ensure that management's interests are directly tied to stockholder return, a portion of senior executive total compensation is provided through stock-based, long-term incentive plans. To place emphasis on stockholder return, the Company has implemented two stock option plans. Awards and payments to executive officers under these plans are included in the accompanying tables. The 1992 and 1996 Stock Option Plans provide for the award of incentive stock options and non-qualified stock options.

   The Company does not have an employment agreement with the Chief Executive Officer or any of its other executive officers providing for their employment for any specific term.

   No specific actions have been taken with respect to the $1 million compensation deduction limit under section 162(m) of the Internal Revenue Code because the Company's compensation levels have never exceeded the limits and are not expected to exceed the limit by a material amount over the next several years.

SUMMARY

   The Committee believes the Company's compensation program has been designed and managed by the Committee to directly link the compensation of the Company's executives to the performance of the Company, individual performance and Stockholder return. The current levels of compensation for the Company's senior executives are generally below market levels for similar electronic connector companies. The Committee expects to address these compensation levels over time, consistent with Company and individual performance, and will continue to emphasize performance-based and stock-based compensation linking management and stockholder interests.


                                   The Compensation Committee

                                   H.F. Faught
                                   C.W. Griffith

                           SUMMARY COMPENSATION TABLE

                                                 LONG-TERM
                                              COMPENSATION (2)
                                              ----------------
                                                 NUMBER OF
                                                  SHARES
                         ANNUAL COMPENSATION(1) UNDERLYING
NAME AND                 ----------------------  OPTIONS       ALL OTHER
PRINCIPAL POSITION  YEAR SALARY($) BONUS ($)(3) GRANTED(#) COMPENSATION($)(4)
------------------  ---- --------- ------------ ---------- -------------------
John L. Dwight, Jr. 1997 $204,068    $ 80,000           --      $ 8,189
 Chairman of the    1996  188,313     100,000           --        7,712
 Board, Chief       1995  177,647      80,000           --        7,737
 Executive Officer
 and President

Michael S. Cantor.. 1997  122,000      48,000           --       10,125
 Vice President     1996  116,019      35,000           --        8,787
 and General        1995  111,649      30,000           --        9,649
 Manager, Industrial
 /Avionics Division

Jeffrey A.
 Farnsworth........ 1997  113,577      12,000           --       10,026
 Vice President     1996  103,474      60,000           --        9,663
 and General        1995   98,061      40,000           --        8,429
 Manager,
 Wells - CTI
 Phoenix

Mary L. Mandarino.. 1997   92,426      32,000           --       10,996
 Chief Financial    1996   84,584      32,000        5,000        7,850
 Officer, Vice      1995   77,494      30,000           --        8,879
 President, Finance
 and Administration
 and Treasurer

Roddy J. Powers.... 1997  111,833      45,000           --        7,694
 Vice President,    1996  106,163      37,000           --        7,029
 Operations         1995  101,109      30,000           --        6,884

----------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the years reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the years reported. The Company does not have any long term incentive plan.

(3) The Company's officers are eligible for annual cash bonuses under the terms of the Company's Management Incentive Plan, adopted each year. Payments of bonuses are based upon achievement of specified individual and Company objectives determined by the Board of Directors at the beginning of each year.

(4) Includes amounts awarded pursuant to the Company's 401(k) Salary Savings Plan, life insurance premium remainders and automobile allowances. For 1997, such amounts were, respectively, Mr. Dwight, $4,750, $470 and $2,969; Mr. Cantor, $4,750, $416 and $4,959; Mr. Farnsworth, $4,430, $165
     and $5,431; Ms. Mandarino, $3,941, $105 and $6,950; and Mr. Powers,
     $4,750, $303 and $2,641.

                    OPTION GRANTS IN THE LAST YEAR

   No options or stock appreciation rights ("SARs") were granted to the Named Executive Officers during 1997. On December 26, 1997, in connection with his appointment as Vice President and President, Wells-CTI Division, the Company granted to Richard J. Mullin an incentive stock option to purchase 50,000 shares of Common Stock at an exercise price of $23.25 per share. The following tables set forth certain information regarding stock options exercised during 1997, and non-exercised options held as of December 31, 1997, by each of the Named Executive Officers.


                      AGGREGATED OPTION EXERCISES IN LAST YEAR


                                  SHARES ACQUIRED                  VALUE
           NAME                   ON EXERCISE (#)            REALIZED ($)(1)
           ----                   ---------------            ---------------
John L. Dwight, Jr.........            10,000                  $181,042
Michael S. Cantor..........            49,000                   746,229
Jeffrey A. Farnsworth......             2,000                    34,417
Mary L. Mandarino..........             2,500                    32,135
Roddy J. Powers............            37,400                   613,683

----------------
(1) The values in this column represent the last reported sale price of the Company's Common Stock on the Nasdaq National Market on the exercise date, less the respective option exercise price.

                      Aggregated Year-End Option Values

                         NUMBER OF SECURITIES
                        UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)
                      ---------------------------  ---------------------------
           NAME       EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
           ----       -----------   -------------  -----------   -------------
John L. Dwight, Jr....    52,000              -       $1,162,417      $      -
Michael S. Cantor.....    70,000              -        1,564,792             -
Jeffrey A. Farnsworth.   130,000         12,000        2,892,543       260,500
Mary L. Mandarino.....    80,500          2,500        1,772,375        28,125
Roddy J. Powers.......    86,600              -        1,935,871             -

----------------
(1) Solely for purposes of this table, the values in these columns have been calculated on the basis of the price of $23.50 per share, the fair market value of the Common Stock on December 31, 1997, less the option exercise price.

                      PERFORMANCE GRAPH

   The graph set forth below provides comparisons of the quarterly change in the cumulative total shareholder return on PCD's Common Stock with the cumulative return of the Nasdaq Stock Market and a Peer Group Index from March 26, 1996 (the effective date of PCD's initial public offering) through December 31, 1997.

               [STOCK PERFORMANCE GRAPH APPEARS HERE]

                       COMPARISON OF CUMULATIVE TOTAL RETURN (a)

                                                  CRSP
   Measurement Period                         Total Return           Peer
(Fiscal Quarter Covered)      PCD Inc.      Index for Nasdaq(b)   Group (c)
------------------------      --------      -------------------   ---------
As at 3/26/96                    100               100              100
QE - 3/96                        108               101               99
QE - 6/96                        120               110               98
QE - 9/96                        109               113              109
QE - 12/96                       118               119              108
QE - 3/97                        143               113              103
QE - 6/97                        150               133              123
QE - 9/97                        223               156              151
QE - 12/97                       214               145              137

(a) Assumes $100 invested on March 26, 1996 in PCD Common Stock, the Nasdaq Stock Market and the Peer Group Index, as defined below in footnote (c), and the reinvestment of all dividends.

(b) Cumulative returns are calculated using data from the Nasdaq
    Stock Market Total Return Index, maintained by the Center for
    Research in Security Prices (CRSP) at the University of
    Chicago.

(c) The Peer Group is comprised of all independent "electronic connector" companies which are traded on the New York Stock Exchange or listed by The Nasdaq Stock Market (seven companies excluding PCD). The electronic connector companies are: Amphenol Company; AMP Incorporated; Berg Electronics Corp.; Methode Electronics, Inc.; Molex Inc.; Robinson Nugent, Inc.; and Thomas & Betts Company.

                 SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth as of April 7, 1998, certain information with respect to the security ownership of the Common
Stock by officers and directors of the Company:


                                                Amount and Nature
                                                  of Beneficial
                                                   Ownership(1)     Percent
                                                -----------------   -------
Directors and Executive Officers
John L. Dwight, Jr. (2)....................            953,500       15.6%
Bruce E. Elmblad (3).......................             57,960        1.0
Harold F. Faught (4) ......................             37,500         *
C. Wayne Griffith (5) .....................             82,300        1.4
Theodore C. York (6) ......................             37,500         *
Michael S. Cantor (7) .....................             95,000        1.6
Jeffrey A. Farnsworth (8) .................            130,000        2.1
Mary L. Mandarino (9) .....................             88,250        1.4
Richard J. Mullin (10) ....................              8,435         *
Roddy J. Powers (11) ......................             94,000        1.5
All directors and executive
 officers as a group (10 persons)(12)......          1,584,445       24.2

* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment
     power with respect to the shares.   Stock subject to options currently
     exercisable or exercisable within 60 days following April 7, 1998 are deemed outstanding for the purpose of completing the share ownership and percentage of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(2) John L. Dwight, Jr.'s beneficial ownership of Common Stock of the Company, consists of 924,500 shares over which he has both sole voting and dispositive powers and 29,000 shares over which he has shared voting and dispositive powers. Mr. Dwight disclaims beneficial ownership with respect to the 29,000 shares held by his children. Also includes 52,000 shares issuable upon exercise of stock options.

(3) Includes 1,500 shares issuable upon exercise of stock options. Mr. Elmblad disclaims beneficial ownership with respect to 20,460 shares held by his spouse. Mr. Emblad will retire from the Company's Board of Directors effective June 5, 1998.

(4) Comprised of 37,500 shares issuable upon exercise of stock options. Does not include 2,068,080 shares which are beneficially held by Emerson Electric Co., of which Mr. Faught was an officer from 1973 to 1993, when he retired, and which he has since served in a consulting capacity.

(5)  Includes 37,500 shares issuable upon exercise of stock options.

(6)  Comprised of 37,500 shares issuable upon exercise of stock options.

(7)  Includes 45,000 shares issuable upon exercise of stock options.

(8)  Comprised of 130,000 shares issuable upon exercise of stock options.

(9)  Includes 75,500 shares issuable upon exercise of stock options.

(10) Includes 8,335 shares issuable upon exercise of stock options.

(11) Includes 86,600 shares issuable upon exercise of stock options.

(12) Includes 511,435 shares issuable upon exercise of stock options.

                            PRINCIPAL STOCKHOLDERS

   As of April 7, 1998, the only persons known to management to own beneficially 5% or more of the outstanding Common Stock of the Company are named below:

                                           Amount and Nature of
Name and Address of Beneficial Owner     Beneficial Ownership (1)     Percent
------------------------------------     ------------------------     -------
Emerson Electric Co...................          2,068,080(2)            33.2%
8000 West Florissant Avenue
St. Louis, MO  63136

John L. Dwight, Jr.....................           953,500(3)            15.6%
c/o PCD Inc.
2 Technology Drive
Centennial Park
Peabody, MA  01960-7977

Thomson Hortsman & Bryant Inc..........           413,000(4)             6.8%
Park 80 West Plaza Two
Saddle Brook, NJ 07663

T. Rowe Price Associates, Inc..........           363,000(5)             6.0%
100 E. Pratt Street
Baltimore, MD 21202

Fleet Financial Group, Inc.............           346,530(6)             5.7%
One Federal Street
Boston, MA 02211
____________________

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Stock subject to options currently exercisable or exercisable within 60 days following April 7, 1998 are deemed outstanding for the purpose of completing the share ownership and percentage of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(2) Includes 1,138,800 shares owned by Emerson Electric Co. and 743,280 shares owned by its wholly-owned subsidiary InnoVen III Company and over which it has both sole voting and dispositive power. Also includes 36,000 shares issuable upon exercise of stock options held by Harold F. Faught, a director of the Company and a consultant to Emerson Electric Co. Also includes 150,000 shares issuable upon exercise of the Emerson Warrant.

(3) John L. Dwight, Jr.'s beneficial ownership of Common Stock of the Company consists of 924,500 shares over which he has both sole voting and dispositive powers and 29,000 shares over which he has shared voting and dipositive powers. Mr. Dwight disclaims beneficial ownership with respect to the 29,000 shares held by his children. Also includes 52,000 shares issuable upon exercise of stock options.

(4) Thomson Hortsman & Bryant Inc.'s beneficial ownership of Common Stock of the Company, consists of 290,200 shares over which it has sole voting power, 2,600 shares over which it has shared voting power. Thomson Horstmann & Bryant, Inc. has sole dispositive power over all such shares. Shares of Common Stock beneficially owned by Thomson, Horstmann & Bryant, Inc. are owned by a variety of investment advisory clients of Thomson, Horstmann & Bryant, Inc.. No such client is known to have an interest in more than 5% of the Common Stock.

(5) T. Rowe Price Associates, Inc.'s beneficial ownership of Common Stock of the Company, consists of 46,000 shares over which it has sole voting power, no shares over which it has shared voting power, 363,000 shares over which it has sole dispositive power and no shares over which it has shared dipositive power. T. Rowe Price Associates, Inc. disclaims beneficial ownership of such securities.

(6) Fleet Financial Group, Inc.'s beneficial ownership of Common Stock of the Company, consists of 346,530 shares over which it has sole voting power, no shares over which it has shared voting power, 346,530 shares over which it has sole dispositive power, and no shares over which it has shared dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own beneficially ten percent or more of any class of equity security in the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Such officers, directors and beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) filings made by them.

   Based solely upon a review of the copies of such filings furnished to the Company, the absence of a Form 3 or a Form 5 and each executive officer's written representation that no Form 5 was required, the Company believes that during the year 1997, its executive officers, directors and ten percent or greater beneficial owners complied with all applicable Section 16(a) filing requirements except that a Form 3 for an executive officer, Mr. Mullin, was inadvertently filed three days late. The late filing was made promptly upon discovery of the oversight.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On December 26, 1997, the Company entered into a Subordinated Debenture and Warrant Purchase Agreement (the "Purchase Agreement") with Emerson Electric Co. ("Emerson"), the Company's largest stockholder. Pursuant to the Purchase Agreement, the Company issued to Emerson a Subordinated Debenture (the "Debenture") with a principal amount of $25 million at an annual rate of interest of 10% and a Common Stock Purchase Warrant (the "Emerson Warrant") for the purchase of up to 525,000 shares of PCD Common Stock at a purchase price of $1.00 per share. The Debenture was paid in full on April 22, 1998 from proceeds of a public offering of the Company's Common Stock. As a result, the Emerson Warrant is exercisable only to the extent of 150,000 shares of Common Stock. The combined effective interest rate for the Debenture, the exercisable portion of the Emerson Warrant and the prepayment penalty is 55.2% as the Debenture was repaid approximately four months after the date of issuance. The individual components of this effective interest rate are (i) 10% per annum direct interest expense; (ii) 35.4% effective interest expense associated with the value of the Emerson Warrant; and
(iii) 9.8% of effective interest expense due to prepayment penalties. Prepayment of the principal amount under the Debenture was subject to a penalty, due at the time of prepayment, in an amount equal to 3.25% of the principal sum prepaid. The total purchase price paid by Emerson for the Debenture and the Warrant was $25 million. The proceeds from the sale of the Debenture and the Warrant were applied in full to the purchase price paid by the Company in connection with the Wells acquisition.

   In connection with the Purchase Agreement, the Company granted registration rights to Emerson pursuant to a Registration Rights
Agreement dated as of December 26, 1997.

   In connection with the Purchase Agreement, certain directors and executive officers (Mr. Dwight, Ms. Mandarino, Mr. Cantor, Mr. Powers, Mr. Elmblad, Mr. Griffith) (collectively, the "Stockholders") entered into a Voting Agreement and Power of Attorney (the "Voting Agreement"), dated as of December 26, 1997, with Emerson. The Voting Agreement provided that each of the Stockholders will vote his or her shares of Common Stock for approval of the terms of the Debenture and the Warrant, if such approval is required by the rules of the Nasdaq Stock Market, Inc. The Voting Agreement terminated on April 22, 1998 upon payment of the Debenture.

   The Company has a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and
(ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.


     II. APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

   On April 24, 1998, the Board of Directors of the Company adopted the PCD Inc. 1998 Employee Stock Purchase Plan (the "Plan") and directed that the Plan be submitted to the stockholders of the Company for their approval. The purpose of the Plan is to provide a method whereby employees of the Company and its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock and thereby advance the best interests of the Company and all stockholders.

   Below is a summary of the principal provisions of the Plan.
The summary is not necessarily complete and reference should be made to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

   The Plan will be administered by the Board of Directors of the Company or a committee named by the Board. The administrator has full power to adopt, amend and rescind any rules appropriate for the administration of the Plan and to construe and interpret the Plan. The Board may appoint appropriate individuals or organizations to carry out administrative functions under the Plan. The Company has contracted with A.G. Edwards & Sons, Inc. to carry out certain administrative functions for the Plan.

   The maximum aggregate number of shares of Common Stock which may be issued by the Company under the Plan is 80,000 shares, subject to adjustment upon changes in capitalization as described below. The number of shares authorized for issuance under the Plan shall be adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

   Under the Plan, any employee who customarily works more than 20 hours per week for the Company and has had continuous status as an employee for at least 12 months as of the Offering Date of a given Offering Period is eligible to participate in such Offering Period, subject to the limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). As of April 7, 1998, there were 291 employees eligible to participate in the Plan.

   The Plan will be implemented by a series of Offering Periods commencing on or about January 1 and July 1 of each year. Each eligible employee electing to participate will be granted an option to purchase shares of the Company's Common Stock by delivering an application and authorization for payroll
deductions to the Company.   Payroll deductions will commence on
the payroll following the Offering Date and end on the last payroll prior to the Exercise Date. On each Offering Date, each eligible employee participating in such Offering Period will be granted an option to purchase on the Exercise Date a number of shares of Common Stock determined by dividing the employee's contributions by an exercise price of eighty-five percent (85%) of the lower of the fair market value of the Company's Common Stock on (i) the Offering Date or (ii) the Exercise Date.

   The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of the grant of the option or purchase of shares under the Plan. Upon sale or other disposition of the shares the participant will be subject to tax and the amount of tax will depend on the length of time the shares were held. Generally, if the shares are disposed of at any time after expiration of two years from the applicable Offering Date and one year from the applicable Exercise Date, or if the employee dies at any time while holding the shares, the employee will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares at the time of such disposition over the purchase price for the shares under the option, or (b) the excess of the fair market value of the shares on the Offering Date over the offering price for such shares as of the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. If, for any reason other than the employee's death, the shares are disposed of before the expiration of two years from the applicable Offering Date and one year from the applicable Exercise Date, the employee will recognize ordinary income measured as the excess of the fair market value of the shares on the Exercise Date over the purchase price for the shares under the option.

   The Board of Directors may at any time amend or terminate the Plan. No amendment may make any changes in an option granted prior thereto which adversely affects the rights of any participant without the consent of such participant. No amendment may be made to the Plan without prior approval of the shareholders of the Company if such approval is required by the tax or securities laws.

   The affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote and voting on the matter (provided that such majority shall be at least a majority of the number of shares required to constitute a quorum for action on such matter) will be required to approve the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE APPROVAL OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN,
WHICH IS ITEM NO. 2 ON THE PROXY CARD.


                  III. INDEPENDENT ACCOUNTANTS

   The selection of Coopers & Lybrand L.L.P. as the independent accountants of the Company for previous years has been reaffirmed for 1998. Coopers & Lybrand L.L.P. has no financial interest, direct or indirect, in the Company or any of its subsidiaries.

   A representative of Coopers & Lybrand L.L.P. will attend the Annual Meeting with the opportunity to make a statement if he desires to do so and to answer questions that may be asked of him by the stockholders.


                IV. OTHER GOVERNANCE INFORMATION

   Any stockholder, whether of record or a beneficial owner, desiring to submit a proposal for consideration to appear in the Company's Proxy Statement for the annual meeting of stockholders of the Company to be held in 1999 shall submit such proposal, typewritten or printed, addressed to the Clerk of the Company on or before January 5, 1999. Such proposal must identify the name and address of the stockholder, the number of the Company's shares held of record or beneficially, the dates upon which the stockholder acquired such shares and documentary support for a claim of beneficial ownership. Proposals should be sent by certified mail - return receipt requested to the attention of the Clerk of the Company, PCD Inc., 2 Technology Drive, Centennial Park, Peabody, MA 01960-7977.

   In addition to the foregoing procedure for inclusion of a stockholder proposal in the Company's Proxy Statement, the Company will consider other items of business and nominations for election as director of the Company that are properly brought before an annual meeting by a stockholder. To be properly brought before an annual meeting, items of business must be appropriate subjects for stockholder consideration, timely notice thereof must be given in writing to the Clerk of the Company, and other applicable requirements must be met. In general, such notice is timely if it is received at the principal executive offices of the Company at least 60 days in advance of the anniversary date of the previous year's annual meeting, provided that if the annual meeting is to be held on a date prior to the date the annual meeting was held in the previous year and if less than 70 days notice is given of the date of the meeting, a stockholder will have ten days from the notice of the date of the meeting to give notice of the proposals for stockholder
consideration.   The By-laws of the Company specify the
information to be included in the stockholder's notice.

   Stockholders may nominate persons for election to the Board by complying with the notice provisions set forth in the By-laws.
In general, such notice is timely if it is received by the Clerk of the Company at least 60 days in advance of the anniversary date of the previous year's annual meeting, provided that if the annual meeting is to be held on a date prior to the date the annual meeting was held in the prior year and if less than 70 days notice is given of the date of this meeting, a stockholder will have ten days from the notice of the date of the meeting to give notice of the planned nomination. The By-laws of the Company specify the information to be included in the stockholder's notice of nomination.

   Interested stockholders can obtain full copies of the By-laws by making a written request therefor to the Clerk of the Company.

EXPENSES OF SOLICITATION

   All expenses of soliciting proxies will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

ANNUAL REPORT ON FORM 10-K

   A copy of the Company's annual report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained without charge by contacting Mary L. Mandarino, PCD Inc., 2 Technology Drive, Centennial Park, Peabody, Massachusetts 01960-7977.


                                   The Board of Directors of
                                   PCD Inc.

                                   /s/ John L. Dwight, Jr.

                                   John L. Dwight, Jr.
                                   Chairman




Dated: May 4, 1998

APPENDIX A

PCD 1998 EMPLOYEE STOCK PURCHASE PLAN



     The following constitute the provisions of the 1998 Employee
Stock Purchase Plan of PCD Inc.

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

     (a) "BOARD" shall mean the Board of Directors of the Company.

     (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "COMMON STOCK" shall mean the Common Stock, $0.01 par value, of the Company.

     (d) "COMPANY" shall mean PCD Inc., a Massachusetts corporation.

     (e) "COMPENSATION" shall mean all base pay, salary, bonuses and commissions, including payments for overtime and sales commissions.

     (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) a leave of absence either (I) agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days, or (II) if reemployment upon the expiration of such leave is guaranteed by contract or statute and provided further that the Employee returns to service upon the expiration of such leave; or (ii) a single interruption in service for any other reason of up to 30 days.

     (g) "CONTRIBUTIONS" shall mean all amounts credited to the account of a participant pursuant to the Plan.

     (h) "EMPLOYEE" shall mean any person, including an officer, who is an employee of the Company or one of its Subsidiaries, as determined pursuant to Treasury Regulation
Section 1.421-7(h) or any successor thereto.

     (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "EXERCISE DATE" shall mean the last business day of each Offering Period of the Plan.

     (k) "OFFERING DATE" shall mean the first business day of each Offering Period of the Plan.

     (l) "OFFERING PERIOD" shall mean a period of six (6) months.

     (m)   "PLAN" shall mean this Employee Stock Purchase Plan.

     (n) "SUBSIDIARY" shall mean a corporation, domestic or foreign, defined as such in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    ELIGIBILITY.

     (a) SERVICE REQUIREMENT. Any Employee who (i) customarily works more than twenty (20) hours per week for the Company and
(ii) has had Continuous Status as an Employee for at least twelve
(12) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

     (b) RESTRICTIONS ON ELIGIBILITY. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING PERIODS. The Plan shall be implemented by a series of Offering Periods, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board). The first Offering Period shall commence July 1, 1998 or on such other date the Board shall determine. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.    PARTICIPATION.

     (a) SUBSCRIPTION AGREEMENTS; RANGE OF CONTRIBUTIONS. An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources Department prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than the percentage that will result in a minimum Contribution of 150.00 per Offering Period and not more than 10% of the Employee's Compensation) to be paid as Contributions pursuant to the Plan.

     (b) ENTRY DATE; TERMINATION. Payroll deductions shall commence on the first payroll on or following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the offering to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6.    METHOD OF PAYMENT OF CONTRIBUTIONS.

     (a)   PAYROLL DEDUCTIONS.  Subject to the limitations of
Section 423(b) of the Code and Section 3(b) herein and subject to the terms and conditions of the subscription agreement referred to in Section 5(a) above, the participant shall elect to have payroll deductions made on each payday during the Offering Period in any amount permitted pursuant to the Subscription Agreement. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (b) CHANGES IN CONTRIBUTION RATE. A participant may discontinue his or her participation in the Plan as provided in
Section 10, or, on one occasion only during the Offering Period, may increase or decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new subscription agreement.

     (c) APPLICATION OF $25,000 ANNUAL LIMIT. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions shall be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $25,000. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.    GRANT OF OPTION; OPTION PRICE.

     (a) GRANT OF OPTION; NUMBER OF OPTION SHARES. On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares which shall be determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the option price per share of the shares of Common Stock offered in the Offering Period, determined as provided in Section 7(b); provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Company's Common Stock shall be determined as provided in
Section 7(b).

     (b)   DETERMINATION OF OPTION PRICE;  FAIR MARKET VALUE.
The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board based on (i) the average of the high and low prices of the Common Stock on such date on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price of the Common Stock on the Nasdaq National Market System on such date, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price or the average of bid prices last quoted on such date by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market System or on a national securities exchange. If the Common Stock is not publicly traded at the time a right is granted under this Plan, "fair market value" shall mean the fair market value of the Common Stock as determined by the Board in its discretion after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the number of full shares subject to option (but in no event more than the maximum amount permitted pursuant to Section 7(a) and the other provisions of the Plan, subject to adjustment as provided in
Section 18(a) hereof) will be purchased at the applicable option price with the accumulated Contributions in the participant's account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant, without interest.

10.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) VOLUNTARY WITHDRAWAL. A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid without interest to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

     (b) TERMINATION OF EMPLOYMENT. Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement, disability or death, the participant's option shall terminate and the Contributions credited to his or her account will be returned without interest to him or her or, in the case of his or her death, to his or her designated beneficiary hereunder (or as otherwise provided in Section 14(b) herein).

     (c) RESUMPTION OF PARTICIPATION IN SUBSEQUENT OFFERING PERIODS. A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company except to the extent set forth in Rule 16b-3 under the Exchange Act.

11. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

12.   STOCK.

     (a) AGGREGATE LIMITATION ON OPTIONS: PRO-RATA ALLOCATIONS. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be eighty thousand (80,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in subsection 18(a) hereof. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable and consistent with the requirements of Section 423(b)(5) of the Code. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

     (b) STATUS OF OPTIONED SHARES. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) REGISTRATION OF PURCHASED SHARES. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, at the participant's election.

13. ADMINISTRATION. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of any such committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14.   DESIGNATION OF BENEFICIARY.

     (a) MANNER AND EFFECT OF DESIGNATION. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash.

     (b) CHANGES IN BENEFICIARIES; EFFECT OF NO BENEFICIARY. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. To the extent of any such delivery of shares and/or cash hereunder, the Company's obligation under the Plan with respect to the participant shall be discharged.

15. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.   USE OF FUNDS.  All Contributions received or held by the
Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.   ADJUSTMENTS.

     (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) EFFECT OF DISSOLUTION, LIQUIDATION, SALE OF ASSETS OR MERGER OF THE COMPANY. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, the options granted during such Offering Period shall terminate and each participant's contributions shall be returned, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     (c) OTHER ADJUSTMENTS. The Board may, if it so determines in the exercise of its sole discretion but subject to the requirements of Section 423 of the Code, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock not covered by subsection (a) hereof, and in the event of the Company being consolidated with or merged into any other corporation.


19.   AMENDMENT OR TERMINATION.

     (a) RIGHT OF COMPANY TO AMEND OR TERMINATE PLAN; LIMITATIONS. The Board may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant without the written consent of such participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any successor rules or provisions or any other applicable laws or regulations), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

     (b) ADDITIONAL RIGHTS OF THE COMPANY. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the duration of future Offering Periods (subject to Section 4 hereof), limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.   CONDITIONS UPON ISSUANCE OF SHARES.

     (a) COMPLIANCE WITH LAW. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN; EFFECTIVE DATE. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                             New Election ______
                                       Change of Election ______


PCD Inc.

1998 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT



     ________________________, hereby elect to participate in the PCD Inc. 1998 Employee Stock Purchase Plan (the "Plan") for the Offering Period ________________, ______ to ______________,
________ and for all subsequent Offering Periods under the Plan, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have Contributions in the amount of ___% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must be not less than the percentage that will result in Contributions of at least $150.00 per Offering Period and not more than 10% of my Compensation during the Offering Period.

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Section 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I withdraw from the Plan by giving written notice to the Company for such purpose.

4. I understand that I may discontinue at any time prior to the Exercise Date my participation in the Plan as provided in
Section 10 of the Plan. I also understand that on one occasion only during the Offering Period I may increase or decrease the rate of my Contributions during the Offering Period by completing and filing with the Company a new Subscription Agreement. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new Subscription Agreement.

5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete Plan document.
I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

__________________________________

__________________________________

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME:  (Please print)     __________________________________
                         (First)      (Middle)       (Last)

___________________________    __________________________________
(Relationship)                (Address)
                               __________________________________

8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the last day of the Offering Period, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at transfer. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (b) the difference between the fair market value of the shares on the Offering Date and the Option Price on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I understand that this tax summary is only a summary and is subject to change.

10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


SIGNATURE:_______________________

SOCIAL SECURITY #:_______________   DATE:______________________

PCD Inc.

1998 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL


     I, __________________, hereby elect to withdraw my participation in the PCD Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") for the Offering Period ending _________________. The withdrawal covers all Contributions credited to my account and is effective on the date designated below.

     I understand that all Contributions credited to my account will be paid to me without interest within ten (10)business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

     I understand that my withdrawal from this Offering will not affect my eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company. I understand and agree, however, that I will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.



Dated:___________________     __________________________________
                              Signature of Employee


                              __________________________________
                              Social Security Number

APPENDIX B
FRONT OF PROXY CARD

                             PCD Inc.
                        2 Technology Drive
                          Centennial Park
                Peabody, Massachusetts 01960-7977

           Annual Meeting of Stockholders - June 5, 1998
        Proxy Solicited on Behalf of the Board of Directors


The undersigned, revoking all prior proxies, hereby appoints John L. Dwight, Jr. and Thomas C. Chase, as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Stockholders of PCD Inc. to be held at the offices of the Company, 2 Technology Drive, Centennial Park, Peabody, Massachusetts 01960-7977, on Friday, June 5, 1998 at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act upon the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

   Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.


HAS YOUR ADDRESS CHANGED?         DO YOU HAVE ANY COMMENTS?


_____________________________     _____________________________


_____________________________     _____________________________


_____________________________     ______________________________

BACK SIDE OF PROXY CARD

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                                          With-
____________________     1. Election of Director     For   hold

      PCD Inc.                C. Wayne Griffith      [ ]   [ ]
____________________          John E. Stuart         [ ]   [ ]

                         2. To approve the Company's
Mark box at                 1998 Employee Stock        For  Against  Abstain
right if an                 Purchase Plan covering
address change              80,000 shares of the       [ ]    [ ]      [ ]
or comment has    [ ]       Company's Common Stock,
been noted on               as described in the
the reverse of              Proxy Statement.
this card
                         3. In their discretion, the proxies are
                            authorized to vote upon any other
RECORD DATE SHARES:         business that may properly come
                            before the meeting or at any
                            adjournment(s) thereof.



                                            ----------------
Please be sure to sign and date this Proxy. |Date          |
------------------------------------------------------------
|                                                          |
|                                                          |
- --- Stockholder sign here --- Co-owner sign here ---------



DETACH CARD                                           DETACH CARD

                             PCD Inc.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy
Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 5, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

PCD Inc.